DAVIDSON & COMPANY LLP	Chartered Accountants	A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of the Energy Metals Corporation Stock Option Plan on Form S-8 of our report dated August 23, 2006, appearing in the Annual Report on Form 40-F of Energy Metals Corporation for the year ended June 30, 2006, which is part of such Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Accountants

December 1, 2006

A Member of SC INTERNATIONAL

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